                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: July 1, 2000
                        (Date of earliest event reported)


                         INLAND REAL ESTATE CORPORATION
             (Exact name of registrant as specified in the charter)


          Maryland                     0-28382                36-3953261
(State or other jurisdiction     (Commission File No.)       (IRS Employer
      of incorporation)                                    Identification No.)

                              2901 Butterfield Road
                            Oak Brook, Illinois 60523
                    (Address of Principal Executive Offices)

                                 (630) 218-8000
               Registrant's telephone number including area code)

                                       N/A

          (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS

         On July 1, 2000, the Company became a self-administered real estate investment trust by completing its acquisition of Inland Real Estate Advisory Services, Inc., the Company's advisor (the "Advisor"), and Inland Commercial Property Management, Inc., the Company's property manager (the "Manager"), through a merger in which two wholly owned subsidiaries of the Company were merged with and into the Advisor and the Manager respectively, with the Advisor and the Manager the surviving entities (the "Merger"). As a result of the Merger, the Company issued to Inland Real Estate Investment Corporation, the sole shareholder of the Advisor ("IREIC"), and The Inland Property Management Group, Inc., the sole shareholder of the Manager ("TIPMG"), an aggregate of 6,181,818 shares of the Company's common stock (the "Merger Consideration").

         Upon closing and as an integral part of the Merger, the board appointed Norbert Treonis as President and Chief Executive Officer of the Company, Mark E. Zalatoris as Senior Vice President, Treasurer and Chief Financial Officer, and Samuel A. Orticelli as Senior Vice President, Secretary and General Counsel (individually an "Executive Officer" and collectively, the "Executive Officers"). Each Executive Officer entered into a separate one-year employment agreement with the Company under which Mr. Treonis is paid a salary of $300,000, Mr. Zalatoris is paid a salary of $125,000 and Mr. Orticelli is paid a salary of $180,000. Each Executive Officer is eligible to receive a bonus at the discretion of the Company. Further, the Company entered into a 12 month Consulting Agreement with Robert D. Parks, one of the Company's directors, pursuant to which Mr. Parks will provide consulting services to the Company, on a part time basis, in return for which Mr. Parks will be paid $50,000.

         Additionally, upon closing and as an integral part of the Merger, the Company entered into a Registration Rights Agreement with IREIC and TIPMG requiring the Company to include for registration the Merger Consideration on any registration statement filed by the Company (except for a registration statement filed on Form S-4 or S-8), subject to certain restrictions. Also, the Company granted IREIC and TIPMG a one time right to demand registration of all or part of the Merger Consideration upon the earlier of (A) the listing of the Company's shares of common stock on a national securities exchange or quotation system, (B) a change of control of the Company whether by merger, sale of assets or acquisition of not less than 25% of the Company's equity voting securities, or (C) the 14 month anniversary of the date of the Registration Rights Agreement.

         Copies of Messrs. Treonis, Orticelli and Zalatoris employment agreements, Mr. Parks' consulting agreement, and the Registration Rights Agreement are attached as exhibits to this Report.

         Further, upon closing and as an integral part of the Merger, the Company entered into a number of ancillary agreements with The Inland Group, Inc. ("TIGI") and/or entities affiliated with TIGI including: (i) a Trademark and Tradename License Agreement under which TIGI grants the Company a perpetual, royalty-free license to continue to use the name "Inland Real Estate Corporation" and the Company's logo; (ii) a Sublease Agreement for the Company's corporate headquarters for a period of 12 months with five one-year renewal options, which allows the Company to remain at its current location; (iii) a Services Agreement under which senior and middle-level management personnel of IREIC, will, upon request of the Company, provide administrative services to the Company free of charge for the first 12 months of the agreement and at cost thereafter, and employees of other affiliates of TIGI will, upon request of the Company, provide services to the Company at cost; and (iv) a Software License Agreement under which an affiliate of TIGI grants to the Company a perpetual, royalty free license to use certain administrative software.

         Finally, following the closing of the Merger, the Company's board of directors voted to expand the number of directors from five to seven and nominated and elected Mr. Treonis to fill one of the vacancies so created and is currently reviewing candidates to fill the other vacancy which will be filled by a director deemed "independent" under the Company's governing documents.

         All of the statements in this Form 8-K, other than historical facts, are forward-looking statements regarding future events or financial performance of the Company. These statements are only predictions and actual events or results, including financial and operating results, may differ materially. Investors should refer to the documents the Company files from time to time with the Securities and Exchange Commission.

Exhibits

2.1 Agreement and Plan of Merger, dated March 7, 2000, by and among Inland Real Estate Corporation, Inland Advisors, Inc., Inland Management Corporation, Inland Real Estate Investment Corporation, Inland Real Estate Advisory Services, Inc., The Inland Property Management Group, Inc., Inland Commercial Property Management, Inc. and The Inland Group, Inc. (incorporated by reference to the Company's Current Report on Form 8-K, dated March 21, 2000).

3.1 Third Articles of Amendment and Restatement of the Company dated July 1, 2000 and filed with the Secretary of State of Maryland on July 13, 2000.

10.1 Employment Agreement, dated July 1, 2000, by and between the Company and Norbert Treonis.

10.2 Employment Agreement, dated July 1, 2000, by and between the Company and Samuel A. Orticelli.

10.3 Employment Agreement, dated July 1, 2000, by and between the Company and Mark E. Zalatoris.

10.4 Consulting Agreement, dated July 1, 2000, by and between the Company and Robert D. Parks.

10.5 Registration Rights Agreement, dated July 1, 2000, by and among the Company, Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc.

10.6 Sublease Agreement, effective as of July 1, 2000, by and between the Company and Inland Real Estate Investment Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INLAND REAL ESTATE CORPORATION


         Dated July 14, 2000                  By:    /s/ Norbert Treonis
                                                 ----------------------------
                                                 Norbert Treonis,
                                                 President and Chief Executive
                                                 Officer